UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020
BIOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 15, 2020, Jeffrey D. Capello ceased to be the Executive Vice President and Chief Financial Officer of Biogen Inc. (the “Company”) and ceased to be employed by the Company effective September 15, 2020. In connection with Mr. Capello’s departure, he will receive the severance benefits required under the Company’s executive severance policy for Executive Vice Presidents. In addition, in recognition of Mr. Capello’s contributions to the Company, the Compensation and Management Development Committee of the Board of Directors waived the requirement that Mr. Capello be required to repay 35% of his original cash sign-on bonus and approved a cash payment to him of $2.6 million.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        BIOGEN INC.

        By: /s/ Suzanne Murray
         Suzanne Murray
Corporate Counsel and Assistant Secretary

Date: September 21, 2020